As filed with the Securities and Exchange Commission on June 9, 2009

Registration No. 333-159374

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment

No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGAND PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	77-0160744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10275 Science Center Drive

San Diego, California 92121-1117

(858) 550-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John L. Higgins

President and Chief Executive Officer

Ligand Pharmaceuticals Incorporated

10275 Science Center Drive

San Diego, California 92121-1117

(858) 550-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Scott N. Wolfe, Esq.

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 523-5400

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Ligand Pharmaceuticals Incorporated may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities described in this prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

Subject to completion, dated June 9, 2009

PROSPECTUS

Ligand Pharmaceuticals Incorporated

872,699 Shares of Common Stock Issuable Upon

Exercise of Warrants and Options

This prospectus relates to an aggregate of:

•	the resale of up to 867,637 shares of common stock, par value $0.001 per share, issued upon the exercise of certain warrants; and

•	the issuance of up to 5,062 shares of common stock, par value $0.001 per share, upon the exercise of certain options.

In connection with a merger transaction between Ligand Pharmaceuticals Incorporated, or Ligand, and Pharmacopeia, Inc., or Pharmacopeia, certain warrants to purchase 1,449,696 shares of common stock of Pharmacopeia, were assumed by Ligand and became exercisable to purchase 867,637 shares of Ligand common stock. Also in connection with the merger, certain options to purchase 8,473 shares of common stock of Pharmacopeia, granted under the Pharmacopeia, Inc. Amended and Restated 2004 Stock Incentive Plan, or the 2004 Plan and the Pharmacopeia, Inc. 2000 Stock Option Plan, or the 2000 Plan were assumed by Ligand and became exercisable to purchase 5,062 shares of Ligand common stock. This prospectus relates to the resale by certain selling security holders, from time to time, of up to 867,637 shares of Ligand common stock issuable upon the exercise of the assumed Pharmacopeia warrants and to the offer and sale by Ligand of up to 5,062 shares of common stock issuable upon the exercise of the assumed Pharmacopeia options, and the resale of such shares of common stock.

Our common stock is listed for trading on the Nasdaq Global Market under the symbol “LGND.” On June 8, 2009, the closing price of our common stock on the Nasdaq Global Market was $2.99 per share.

The selling security holders described in the section entitled “Selling Security Holders” beginning on page 6 of this prospectus or their transferees may offer from time to time up to an aggregate of 872,699 shares of our common stock (including 867,637 shares issuable upon exercise of the assumed Pharmacopiea warrants and 5,062 shares issuable upon exercise of the assumed Pharmacopeia options.

We will not receive any proceeds from the sale of shares of common stock issuable upon exercise of the assumed Pharmacopeia warrants and assumed Pharmacopeia options by the selling security holders. We will receive proceeds from the exercise of the warrants and options as follows:

Warrants

	Total(1)	Per Share
Price	$7,451,385.43	$8.59
Underwriter’s Discounts and Commissions	$—	—
Net Proceeds	$7,451,385.43	$8.59
Options
Price	$43,466.63	(2)
Underwriter’s Discounts and Commissions	$—	—
Net Proceeds	$43,446.63	(2)

(1)	These amounts presume that all warrants and options, as applicable, are exercised.
(2)	The exercise price of each option varies from $6.28 to $12.05 depending on the date of grant of such option.

For information on the possible methods of sale that may be used by the selling security holders, see “Plan of Distribution” beginning on page 8 of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at 10275 Science Center Drive, San Diego, California, 92121. Our telephone number is (858) 550-7500.

The date of this prospectus is                     , 2009

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in this prospectus or additional information. We are not making an offer of these securities in any state where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have subsequently changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “may,” “will,” “project,” “might,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “should,” “could,” “would,” “strategy,” “plan,” “continue,” “pursue”, or the negative of these words or other words or expressions of similar meaning. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include statements about our future financial and operating results, plans, expectations for potential research and development payments, cash burn rates, timing of achieving positive cash flow, potential revenue and profits of a combined company, costs and expenses, interest rates, outcome of contingencies, financial condition, liquidity, business strategies and cost savings, any statements of the plans, strategies and objectives of management for future operations, any statements concerning our product candidates and product development, any statements regarding future economic conditions or performance, statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include other risks and uncertainties that are incorporated by reference into this prospectus.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the our results could differ materially from the expectations in these statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we are not under any obligation to update our respective forward-looking statements and do not intend to do so.

USE OF PROCEEDS

Any proceeds received by us from the exercise of the assumed Pharmacopeia warrants, representing the exercise price for these warrants, or the exercise of the assumed Pharmacopeia options, representing the exercise price for these options, will be used for general corporate purposes. The actual amount of proceeds we receive on exercise of the assumed Pharmacopeia warrants or the exercise of the assumed Pharmacopeia options will depend on how many warrants or options are ultimately exercised. However, if all the assumed Pharmacopeia warrants and the assumed Pharmacopeia options were exercised, the aggregate proceeds would not exceed approximately $7.5 million. We will not receive any of the proceeds from the sale of the shares of the common stock issuable upon exercise of the assumed Pharmacopeia warrants and assumed Pharmacopeia options by the selling stockholders.

DETERMINATION OF WARRANT AND OPTION EXERCISE PRICES

The offering price for the shares issuable upon exercise of the warrants and options covered by this prospectus is the exercise price of the warrants and options, respectively, which was determined at the time the warrants and options were issued. In accordance with the terms of the merger agreement between us and Pharmacopeia, each Pharmacopeia warrant and option outstanding at the time of the merger was assumed by us and became exercisable for that number of shares of Ligand common stock equal to 0.5985 times the number of shares of Pharmacopeia common stock for which such warrant or option was exercisable before the merger, rounded down to the nearest whole number of shares, plus certain cash consideration, cash in lieu of any fractional share of Ligand common stock and certain contingent value rights. The exercise price per share of each assumed Pharmacopeia warrant and option is equal to the exercise per share of such warrant or option prior to the merger, divided by 0.5985, rounded up to the nearest whole cent. The determination of the exchange ratio of 0.5985 was established through negotiation between the parties to the merger.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Ligand consists of 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. At June 8, 2009, there were 112,978,603 shares of common stock outstanding and no shares of preferred stock outstanding.

The following description of certain matters related to our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws.

Common Stock

In connection with our acquisition of Pharmacopeia by merger, we agreed to register up to 872,699 shares of our common stock issuable upon exercise of certain warrants and options described above. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and no right to cumulate votes in the election of directors. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Warrants

In connection with our acquisition of Pharmacopeia by merger, we agreed to register for resale 867,637 shares of common stock issuable upon the exercise of redeemable common stock purchase warrants, each exercisable into one share of our common stock at $8.59 per share. The warrants may be exercised from the date of this prospectus until October 2011. The warrants may be exercised in whole or in part upon surrender of the warrant certificate on or prior to the expiration date to us or at the office of our warrant agent, completion of the notice of exercise form included as part of the warrant certificate and full payment of the exercise price by wire transfer or immediately available funds for the number of warrants being exercised. The warrants may also be exercised by means of a “cashless exercise” if the volume weighted average share price on the business day immediately preceding the exercise date is greater than the exercise price. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive additional proceeds if the warrants are exercised by cashless exercise.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, a capital reorganization or reclassification, a merger or a consolidation. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. If the holder of a warrant elects to exercise all or any part of a warrant when there is no effective registration statement permitting the sale of the underlying shares of common stock by us to the holder, then we may, upon such exercise, issue shares of our common stock to the holder with appropriate legends and subject to resale restrictions.

Pharmacopeia, Inc. 2000 Stock Option Plan and Pharmacopeia, Inc. 2004 Stock Incentive Plan

In connection with our acquisition of Pharmacopeia by merger, we agreed to register shares of common stock issuable upon exercise of stock options, of which 5,062 are outstanding. Ligand has included a copy of the Pharmacopeia, Inc. 2000 Stock Option Plan, or the 2000 Plan, and the Pharmacopeia, Inc. 2004 Stock Incentive

Plan, or the 2004 Plan, and together with the 2000 Plan, the Plans, as exhibits to the Registration Statement of which this Prospectus forms a part. The Plans were assumed by Ligand on December 23, 2008 in connection with our acquisition of Pharmacopeia by merger.

The following summary of certain provisions of the Plans does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Plans, including the definitions therein of certain terms. The Plans are not pension, profit-sharing, or stock bonus plans designed to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, or employee benefit plans subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

General

Ligand common stock will be issued upon exercise of options granted under the Plans. Effective as of the consummation of the acquisition of Pharmacopeia by Ligand, the share reserves under the Plans were reduced so that such reserves are equal to the number of shares of Ligand common stock issuable upon exercise of the assumed Pharmacopeia options. No additional awards will be granted under the Plans.

Administration of the Plans

The Plans are administered by the Compensation Committee, or the Committee, of the Board of Directors. The Committee has the power to interpret the Plans and to prescribe rules and regulations relating thereto. Copies of the Plans and additional information about the Plans and the administrators may be obtained from Ligand Pharmaceuticals Incorporated, Investor Relations, 10275 Science Center Drive, San Diego, California 92121, (858) 550-7500.

Each stock option granted under the Plans is evidenced by a written award agreement between the grantee and us and is subject to the terms and conditions described below.

Terms and Conditions of Options

Types of Options. While the Plans authorize the granting of either incentive stock options or nonqualified stock options, all of the assumed Pharmacopeia options that remain outstanding under the Plans are nonqualified stock options.

Exercise Price. The exercise price of an option to purchase shares of Pharmacopeia common stock granted under the Plans was determined at the time the option was granted. The exercise price was not less than 100% of the fair market value of the company’s common stock on the date the option was granted. Generally, the fair market value was the closing sale price for such stock on the date of determination as quoted on The Nasdaq Stock Market.

The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, certain other shares of common stock owned by the optionee for at least six months, delivery of an exercise notice together with irrevocable instructions to a broker chosen by the optionee (and reasonably agreeable to the plan administrator) to deliver the exercise price to us from the sale proceeds (a cashless exercise), any combination of the foregoing methods, or any other consideration to the extent permitted under applicable law. Some of the foregoing payment methods may require the consent of the plan administrator.

Term of the Option. Each stock option agreement specifies the type of option, the term of the option, and the date when the option will become exercisable. However, the term of an option granted under the 2004 Plan is no longer than ten years from the date of grant.

Transferability of Options

The Plans provide that stock options granted thereunder are generally not transferable by a participant except by will or by the laws of descent and distribution and are exercisable during the participant’s lifetime only by the Participant. However, the Plans also provide that the plan administrator may permit certain transfers of nonqualified stock options, on a general or specific basis, in its sole discretion.

Amendment and Termination of the Plans

Ligand’s Board of Directors may modify, amend, or terminate the Plans at any time, except that, to the extent then required by the Plans or an applicable law, rule, or regulation, approval of the company’s stockholders will be required. No amendment, modification or termination shall adversely affect the rights of a participant under a grant previously made to a participant without the consent of the participant.

Federal Income Tax Consequences under the Plans

A participant does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the participant recognizes ordinary taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the company is subject to tax withholding by us. We are entitled to a deduction in the same amount as the ordinary income recognized by the participant. Upon a disposition of such shares by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

The foregoing is only a summary of the effect of federal income taxation upon award grantees and us with respect to the grant and exercise of non-qualified stock options under the Plans. It does not purport to be complete, and does not discuss the tax consequences of the employee’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Preferred Stock

As of June 8, 2009, we had no shares of preferred stock outstanding.

Under the terms of our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders and subject to the limits imposed by the Delaware General Corporation Law to issue shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each such series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power for the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. At present, we have no plans to issue any shares of preferred stock.

Stockholder Rights Plan

On October 13, 2006, our board of directors adopted a stockholder rights plan. Our board of directors declared a dividend of one preferred share purchase right for each outstanding share of our common stock at the close of business on October 13, 2006. Each right entitles the registered holder thereof, after the rights become exercisable and until October 13, 2016 (or the earlier redemption, exchange or termination of the rights), to purchase from us one 1/1000th of a share of Series A Participating Preferred Stock, or Series A Preferred, at a price of $100.00, subject to certain anti-dilution adjustments. The rights do not become exercisable until the earlier to occur of:

•

10 days (or such later date as may be determined by our board of directors) following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our outstanding common stock (any such person or group is referred to as an acquiring person); or

•

10 days (or such later date as may be determined by our board of directors) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding common stock.

Each share of Series A Preferred purchasable upon exercise of the rights will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. Each share of Series A Preferred will have 1,000 votes, voting together with the shares of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are changed or exchanged, each share of Series A Preferred will be entitled to receive 1,000 times the amount received per shares of common stock. These rights are protected by customary anti-dilution provisions.

In the event that, at any time following the date on which there has been public disclosure that a person or group has become an acquiring person, Ligand is acquired in a merger or other business combination transaction, or 50% or more of Ligand’s consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision shall be made so that each holder of a right which has not been exercised will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the purchase price.

At any time after the acquisition by an acquiring person of 20% or more of Ligand’s outstanding shares of common stock and prior to the acquisition by such acquiring person of 50% or more of Ligand’s outstanding shares of common stock, our board of directors may exchange the rights (other than rights owned by the acquiring person), in whole or in part, at an exchange ratio of one shares of common stock per right, subject to adjustment.

The rights will expire on October 13, 2016, unless earlier redeemed, exchanged or terminated. Until a right is exercised, the rights do not convey the right to vote, receive dividends or otherwise provide the holder with any rights as a stockholder.

The rights may be redeemed in whole, but not in part, at a price of $0.01 per right at any time prior to the time that an acquiring person has become such. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish.

SELLING SECURITY HOLDERS

The following table sets forth the name of each selling security holder and the number of our warrants, options and shares of common stock beneficially owned by each selling security holder as of on or around March 31, 2009 and the percentage of our outstanding warrants, options and shares of common stock beneficially owned by each selling security holder as of March 31, 2009. The actual amount, if any, of warrants or shares of common stock to be offered by each selling security holder and the amount and percentage of warrants and shares of common stock to be owned by such selling security holder following such offering is unknown. For a description of the warrants and options see “Description of Capital Stock.”

The number of warrants, options and shares of common stock beneficially owned by each selling security holder is determined according to the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under current rules, beneficial ownership includes any warrants, options or shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same warrants, options or shares. Unless otherwise noted in the footnotes to this table, each of the security holders named in this table has sole voting and investment power with respect to the warrants, options or shares of common stock shown as beneficially owned. The percentage ownership of each selling security holder is calculated based on the warrants, options and shares of common stock that would be outstanding assuming that all warrants and other options held by the selling security holders that are exercisable within 60 days from the date of this prospectus have been fully exercised.

We are registering all of the shares covered by this prospectus on behalf of the selling security holders in accordance with certain obligations. This prospectus also covers any common stock that becomes issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our shares of common stock and to cover the issuance of shares of common stock upon the exercise of the warrants or options by persons other than the selling security holders. We are registering shares to permit the selling security holders to offer these shares of common stock for resale from time to time. Because the selling security holders may sell all, some or no part of their respective shares of common stock covered by this prospectus, we cannot estimate the number of shares of common stock that will be held by the selling security holders upon the termination of this offering. For more information, see “Plan of Distribution.”

Warrant Holders

	Common Stock
Selling Security Holder	Beneficially Owned Before Offering		Being Offered(2)	Beneficially Owned After Offering(2)
Name(1)	Number	Percent	Number	Number	Percent
Biotech Growth Trust PLC(3)	78,104	*	78,104	—	—
Federated Kaufmann Fund(4)	134,662	*	134,662	—	—
Balyasny Asset Management, LP(5)	112,218	*	112,218	—	—
Merlin Nexus II, LLC(6)	104,737	*	104,737	—	—
Funds affiliated with BVF Partners, LP(7)	17,102,783	15.14%	86,782	17,016,001	15.06%
Funds affiliated with OZ Capital Management(8)	67,331	*	67,331	—	—
Funds affiliated with AWM Investment Company(9)	241,643	*	52,368	189,275	*
Senvest Master Fund LP(10)	301,504	*	37,406	264,098	*
Kilkenny Capital Management, LLC(11)	36,358	*	36,358	—	—
Highbridge International LLC(12)	29,925	*	29,925	—	—
Funds affiliated with Straus Asset Management, LLC(13)	13,466	*	13,466	—	—
Otago Partners, LLC(14)	12,536	*	12,536	—	—
Advantage Ad Multi Sector Fd I(15)	4,907	*	4,788	119	*
Alexandra Investment Management, LLC(16)	4,488	*	4,488	—	—
Additional warrant holders(s)(17)	92,468	*	92,468	—	—

Total	18,337,130	16.23%	867,637	17,469,493	15.46%

*	Represents less than 1.0%.

(1)	Unless otherwise noted, this table is based on information supplied to us by the selling stockholders and certain records of Pharmacopeia.
(2)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(3)	Includes warrants to purchase 78,104 shares of common stock. Orbimed Capital LLC is the Investment Manager of Biotech Growth Trust PLC. Samuel D. Islay, a principal owner of Orbimed Capital LLC, has voting and investment control of the securities held by Biotech Growth Trust PLC.
(4)	Includes warrants to purchase 134,662 shares of common stock.
(5)	Includes warrants to purchase 112,218 shares of common stock.
(6)	Includes warrants to purchase 104,737 shares of common stock.
(7)	Includes warrants to purchase approximately 18,673 shares of common stock and 3,826,513 shares of common stock held by Biotechnology Value Fund, LP, warrants to purchase 12,867 shares of common stock and 2,648,783 shares of common stock held by Biotechnology Value Fund II, LP, warrants to purchase 5,566 shares of common stock and 1,009,786 shares of common stock held by Investment 10, LLC and warrants to purchase 49,675 shares of common stock and 9,530,919 shares of common stock held by BVF Investments, LLC. Mark Lampert, as President of BVF, Inc., which is the general partner of BVF Partners, LP, which is the general partner of Biotechnology Value Fund, LP and Biotechnology Value Fund II, LP, the manager of BVF Investments, LLC, and the investment manager of Investment 10, LLC, may be deemed to have investment and/or voting control of the securities held by Biotechnology Value Fund, LP, Biotechnology Value Fund II, LP, Investment 10, LLC and BVF Investments, LLC.
(8)	Includes warrants to purchase 63,613 shares of common stock held by OZ Master Fund, Ltd., warrants to purchase 1,323 shares of common stock held by Gordel Holdings Limited, warrants to purchase 840 shares of common stock held by GPC LVII, LLC, warrants to purchase 811 shares of common stock held by Goldman Sachs & Co. Profit Sharing Master Trust and warrants to purchase 744 shares of common stock held by OZ Global Special Investments Master Fund, LP. Daniel S. Och, as Chief Executive Officer of Och-Ziff Holding Corporation, which is the general partner of OZ Management LP, which is the investment manager of Oz Master Fund, Ltd., Gordel Holdings Limited, GPC LVII, LLC and Goldman Sachs & Co. Profit Sharing Master Trust, may be deemed to have investment and/or voting control of the shares held by OZ Master Fund, Ltd., Gordel Holdings Limited, GPC LVII, LLC and Goldman Sachs & Co. Profit Sharing Master Trust. Daniel S. Och, as Chief Executive Officer of Och-Ziff Holding Corporation, which is the General Partner of Oz Advisors II, LP, which is the General Partner of OZ Global Special Investments Master Fund, LP, may be deemed to have investment and/or voting control of the securities held by OZ Global Special Investments Master Fund, LP.
(9)	Includes warrants to purchase approximately 26,184 shares of common stock and 88,452 shares of common stock held by Special Situations Private Equity Fund, LP and warrants to purchase approximately 26,184 shares of common stock and 100,823 shares of common stock held by Special Situations Life Sciences Fund, LP. AWM Investment Company, Inc. is the investment advisor to Special Situations Private Equity Fund, LP and Special Situations Life Sciences Fund, LP David M Greenhouse and Austin W. Marxe are the principal owners of AWM Investment Company, Inc. and through their control of AWM Investment Company, Inc. share voting and investment control over the securities held by Special Situations Private Equity Fund, LP and Special Situations Life Sciences Fund, LP.
(10)	Includes warrants to purchase 37,406 shares of common stock and 264,098 shares of common stock.
(11)	Includes warrants to purchase 36,358 shares of common stock.
(12)

Includes warrants to purchase 29,925 shares of common stock. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(13)	Includes warrants to purchase 6,703 shares of common stock held by Straus-GEPT Partners, LP and warrants to purchase 6,763 shares of common stock held by Straus Partners, LP. Andrew Marks, as Managing and Principal General Partner of Straus-GEPT Partners, LP and Straus Partners, LP may be deemed to have investment and/or voting control of the securities.
(14)	Lindsey Rosenwald, as Managing Member of Straus, and Michael Chill, as Partner and Investment Advisor, may be deemed to have investment and/or voting control of the securities.
(15)	Includes warrants to purchase 4,708 shares of common stock and 119 shares of common stock. Eden Capital Management Partners, LP, may be deemed to have investment and/or voting control of the securities.
(16)	Includes warrants to purchase 4,488 shares of common stock.
(17)	Includes warrants to purchase 92,468 shares of common stock which were sold by certain selling security holders to persons whose identity is currently unknown. We intend to file a prospectus supplement setting forth information relating to such persons as soon as it becomes available and prior to the issuance of any shares of common stock issuable upon exercise of such warrants.

Option Holders

	Common Stock
Selling Security Holder	Beneficially Owned Before Offering		Being Offered(2)	Beneficially Owned After Offering(2)
Name(1)	Number	Percent	Number	Number	Percent
Laura Angelucci(3)	53	*	53	—	—
Nasrin Ansari(4)	693	*	40	653	*
Shalini Bansai(5)	221	*	221	—	—
Wie Qing Chen(6)	430	*	430	—	—
Camelia Chiriac(7)	209	*	209	—	—
Amy Hines(8)	59	*	59	—	—
Padma Kosunam(9)	398	*	398	—	—
Dennis Lyons(10)	84	*	84	—	—
John Olson(11)	381	*	381	—	—
John Paciotti(12)	109	*	109	—	—
Ajay Panyda(13)	237	*	166	71	*
Susan Parlato(14)	99	*	99	—	—
Peter Prokopiw(15)	253	*	253	—	—
Yajing Rong(16)	159	*	159	—	—
Safdar Shamsi(17)	52	*	52	—	—
Joel Srigiri(18)	299	*	299	—	—
Dawit Tadesse(19)	592	*	592	—	—
Ming Wang(20)	261	*	261	—	—
Zhaoying Zhang(21)	2,992	*	1,197	1,795	*

Total	7,581	*	5,062	2,519	*

*	Represents less than 1.0%.

(1)	Unless otherwise noted, this table is based on information supplied to us by the selling stockholders and certain records of Pharmacopeia.
(2)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)	Includes options to purchase 53 shares of common stock.
(4)	Includes options to purchase 40 shares of common stock and 653 shares of common stock.
(5)	Includes option to purchase 221 shares of common stock.
(6)	Includes options to purchase 430 shares of common stock.
(7)	Includes options to purchase 209 shares of common stock.
(8)	Includes options to purchase 59 shares of common stock.
(9)	Includes options to purchase 398 shares of common stock.
(10)	Includes options to purchase 84 shares of common stock.
(11)	Includes options to purchase 381 shares of common stock.
(12)	Includes options to purchase 109 shares of common stock.
(13)	Includes options to purchases 166 shares of common stock and 71 shares of common stock.
(14)	Includes options to purchase 99 shares of common stock.
(15)	Includes options to purchase 253 shares of common stock.
(16)	Includes options to purchase 159 shares of common stock.
(17)	Includes options to purchase 52 shares of common stock.
(18)	Includes options to purchase 299 shares of common stock.
(19)	Includes options to purchase 592 shares of common stock.
(20)	Includes options to purchase 261 shares of common stock.
(21)	Includes options to purchase 1,197 shares of common stock and 1,795 shares of common stock.

PLAN OF DISTRIBUTION

The common stock issuable upon exercise of our warrants and options will be distributed solely to existing warrant or option holders or their permitted transferees. The warrants and options are immediately exercisable, and the shares of common stock issued upon exercise of the warrants and options will be freely tradable. We do not know if or when the warrants or options will be exercised. We also do not know whether any of the common stock acquired upon exercise of the warrants or options will be sold pursuant to this prospectus.

The selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling securities received from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell some, none or all of the securities covered by this prospectus from time to time on any stock exchange or automated inter-dealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•	through the distribution of the securities by any selling security holder to its partners, members or security holders;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	any combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition to selling their securities covered by this prospectus, the selling security holders may transfer their securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or sell their securities under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144. We do not know of any arrangements by the selling security holders for the sale of any of the securities.

For example, the selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated inter-dealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from them at the public offering price set forth in a prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts would be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement would indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. As and when a selling security holder takes such actions, the number of securities offered under this prospectus on behalf of such selling security holder will decrease. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged.

A selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales. A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities pursuant to this prospectus.

A selling security holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling security holder or borrowed from the selling security holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling security holder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

To the extent required under the Securities Act, the aggregate amount of selling security holders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling security holder and/or purchasers of selling security holders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions). Agents, underwriters and dealers may be entitled under relevant agreements with us or the selling security holders to indemnification by us or the selling security holders against certain liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. Selling security holders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale by them. The selling security holders may sell the securities covered by this prospectus on any stock exchange or automated inter-dealer quotation system on which the securities are listed, in the over-the-counter market or in private transactions, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

In connection with an offering of securities, underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. An over-allotment involves syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of some bids or purchases of securities made for the purpose of preventing or slowing a decline in the market price of the securities while the offering is in progress. In addition, the underwriters may impose penalty bids. A penalty bid is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with an offering if the securities originally sold by that underwriter or syndicate member is purchased in a syndicate covering transaction and has therefore not been effectively placed by that underwriter or syndicate member.

Similar to other purchase transactions, these activities may have the effect of raising or maintaining the market price of the securities or preventing or slowing a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of securities sold in an offering of a selling security holder. The selling security holders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the selling security holders do not make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, San Diego, California.

EXPERTS

The consolidated financial statements and schedule of Ligand Pharmaceuticals Incorporated as of December 31, 2007 incorporated by reference in the Prospectus constituting a part of this S-3 registration statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

On April 1, 2008, the Audit Committee of the Board of Directors of Ligand dismissed BDO Seidman, LLP as its independent registered public accounting firm, effective immediately. The consolidated financial statements and schedule and management’s report on the effectiveness of internal control over financial reporting of Ligand Pharmaceuticals Incorporated as of December 31, 2008 incorporated by reference in the Prospectus constituting a part of this S-3 registration statement have been audited by Grant Thornton LLP, an independent registered public accounting firm, to the extent and for the period set forth in their reports incorporated herein by reference, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent not prohibited by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available in electronic format to the public from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. You can also review our SEC filings on our web site at http://www.ligand.com. Information included on our web site is not a part of this prospectus.

We have filed a registration statement and related exhibits on Form S-3 with the SEC. You should rely only on the information contained in this prospectus or on information to which we have incorporated by reference into this prospectus. This prospectus is a part of such registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at the SEC’s reference room or web addresses listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents described below that we have previously filed with the SEC, as well as the annexes to this prospectus. These documents contain important information about Ligand and its financial condition.

The following documents listed below that we have previously filed with the SEC are incorporated by reference:

•	the description of our common stock contained in our registration statement on Form 8-A filed on November 21, 1994, and any amendment or report filed for the purpose of updating such description;

•

the description of our preferred shares purchase rights contained in our registration statement on Form 8-A filed on October 17, 2006, and any amendment or report filed for the purpose of updating such description;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2009;

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 16, 2009;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the SEC on May 11, 2009;

•

our current reports on Form 8-K filed with the SEC on January 26, 2009, February 6, 2009, February 18, 2009, February 20, 2009, February 25, 2009, March 27, 2009, April 16, 2009, April 22, 2009 and June 1, 2009; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Ligand Pharmaceuticals Incorporated

Attention: Investor Relations

10275 Science Center Drive

San Diego, California 92121

Telephone: (858) 550-7500

Ligand Pharmaceuticals Incorporated’s trademarks, trade names and service marks referenced in this prospectus include Ligand. All other trademarks, trade names or service marks are owned by their respective owners.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth our best estimate as to our anticipated costs and expenses expected to be paid by us in connection with a distribution of securities registered hereby. All amounts are estimates except for the SEC registration fee:

SEC registration fee	$418.39
Legal fees and expenses	35,000.00
Accounting fees and expenses	20,000.00
Miscellaneous	2,000.00

Total	$57,418.39

ITEM 15.	Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and Bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for: any breach of the director’s duty of loyalty to us or our stockholders; any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. As permitted by Section 145 of the Delaware General Corporation Law, the certificates of incorporation and Bylaws provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; we may advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and the rights provided in the certificates of incorporation and Bylaws are not exclusive.

In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, Pharmacopeia, a wholly owned subsidiary of ours, maintains and honors all indemnification arrangements in place for all past and present directors, officers, employees and agents of Pharmacopeia, Inc. as of the date of the merger agreement for acts or omissions occurring at or prior to the effective time of the merger of Margaux Acquisition Corp., a wholly owned subsidiary of Ligand, with and into Pharmacopeia, Inc.

Pharmacopeia will also indemnify and hold harmless such persons to the fullest extent permitted by applicable Delaware law for acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the transactions contemplated thereby. The organizational documents of Pharmacopeia contain provisions with respect to exculpation and indemnification that are at least as favorable to the past and present indemnified directors, officers, employees and agents of Pharmacopeia as those contained in Pharmacopeia’s certificate of incorporation and bylaws as in effect on the date of the merger agreement. Such provisions will not be amended, repealed or otherwise modified for six years from the effective time of the merger of Margaux Acquisition Corp. with and into Pharmacopeia, Inc. in any manner that would adversely affect the rights thereunder of such indemnified persons.

Subject to certain exceptions, Ligand also maintains a directors’ and officers’ insurance and indemnification policy which covers those persons who are covered by Pharmacopeia’s directors’ and officers’ insurance and indemnification policy as of the date of the merger agreement for events occurring prior to the effective time of the merger of Margaux Acquisition Corp. with and into Pharmacopeia on terms no less favorable than those applicable to the current directors and officers of Pharmacopeia for six years; provided that the Pharmacopeia shall not be obligated to make aggregate annual premium payments which exceed 250% of the annual premium payments on Pharmacopeia’s current policy in effect as of the date of the merger agreement.

ITEM 16.	Exhibits.

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of September 24, 2008, by and among Ligand Pharmaceuticals Incorporated, Pharmacopeia, Inc., Margaux Acquisition Corp. and Latour Acquisition, LLC (included as Annex A to the proxy statement/prospectus filed with the SEC on November 17, 2008).

4.1	Specimen stock certificate for shares of common stock of Ligand Pharmaceuticals Incorporated (incorporated by reference to Exhibit 4.1 of Ligand Pharmaceuticals Incorporated’s registration statement on Form S-1 (No. 33-47257) filed with the SEC on April 16, 1992, as amended).

4.2	2006 Preferred Shares Rights Agreement, dated as of October 13, 2006, by and between Ligand Pharmaceuticals Incorporated and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 of Ligand Pharmaceuticals Incorporated’s Current Report on Form 8-K filed with the SEC on October 17, 2006).

4.3(1)*	Pharmacopeia, Inc. 2004 Stock Incentive Plan.

4.4(2)	Pharmacopeia, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.323 of our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009).

4.5(3)*	Form of Warrant.

5.1	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered.

23.1	Consent of BDO Seidman, LLP, independent registered public accounting firm.

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included with the signature pages to this registration statement).

(1)	Pursuant to resolutions adopted by the board of directors of Pharmacopeia, Inc., effective immediately prior to the effective time of the merger between Ligand and Pharmacopeia, the Pharmacopeia, Inc. 2004 Stock Incentive Plan was terminated with respect to the grant of any additional awards thereunder.

(2)	Pursuant to resolutions adopted by the board of directors of Pharmacopeia, Inc., effective immediately prior to the effective time of the merger between Ligand and Pharmacopeia, the Pharmacopeia, Inc. 2000 Stock Option Plan was terminated with respect to the grant of any additional awards thereunder.
(3)	Following the effective date of the merger between Ligand and Pharmacopeia, in lieu of shares of Pharmacopeia common stock, upon the payment of the applicable exercise price, each warrant shall instead be exercisable for the applicable per share merger consideration which would have been received by the holder if the warrant had been exercised immediately prior to the effective date of the merger.
*	Previously filed.

ITEM 17.	Undertakings.

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

If and when applicable, we hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Ligand Pharmaceuticals Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on June 9, 2009.

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ JOHN L. HIGGINS
John L. Higgins
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN L. HIGGINS John L. Higgins	President, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2009

/s/ JOHN P. SHARP John P. Sharp	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 9, 2009

* Jason M. Aryeh	Director	June 9, 2009

* Steven J. Burakoff	Director	June 9, 2009

* Todd C. Davis	Director	June 9, 2009

* David M. Knott	Director	June 9, 2009

* John W. Kozarich	Director	June 9, 2009

* Stephen L. Sabba	Director	June 9, 2009

*By	/s/ CHARLES S. BERKMAN
Charles S. Berkman Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of September 24, 2008, by and among Ligand Pharmaceuticals Incorporated, Pharmacopeia, Inc., Margaux Acquisition Corp. and Latour Acquisition, LLC (included as Annex A to the proxy statement/prospectus on Form S-4 filed with the SEC on November 17, 2008).

4.1	Specimen stock certificate for shares of common stock of Ligand Pharmaceuticals Incorporated (incorporated by reference to Exhibit 4.1 of Ligand Pharmaceuticals Incorporated’s registration statement on Form S-1 (No. 33-47257) filed with the SEC on April 16, 1992, as amended).

4.2	2006 Preferred Shares Rights Agreement, dated as of October 13, 2006, by and between Ligand Pharmaceuticals Incorporated and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 of Ligand Pharmaceuticals Incorporated’s Current Report on Form 8-K filed with the SEC on October 17, 2006).

4.3(1)*	Pharmacopeia, Inc. 2004 Stock Incentive Plan.

4.4(2)	Pharmacopeia, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.323 of our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009).

4.5(3)*	Form of Warrant.

5.1	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered.

23.1	Consent of BDO Seidman, LLP, independent registered public accounting firm.

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included with the signature pages to this registration statement).

(1)	Pursuant to resolutions adopted by the board of directors of Pharmacopeia, Inc., effective immediately prior to the effective time of the merger between Ligand and Pharmacopeia, the Pharmacopeia, Inc. 2004 Stock Incentive Plan was terminated with respect to the grant of any additional awards thereunder.
(2)	Pursuant to resolutions adopted by the board of directors of Pharmacopeia, Inc., effective immediately prior to the effective time of the merger between Ligand and Pharmacopeia, the Pharmacopeia, Inc. 2000 Stock Option Plan was terminated with respect to the grant of any additional awards thereunder.
(3)	Following the effective date of the merger between Ligand and Pharmacopeia, in lieu of shares of Pharmacopeia common stock, upon the payment of the applicable exercise price, each warrant shall instead be exercisable for the applicable per share merger consideration which would have been received by the holder if the warrant had been exercised immediately prior to the effective date of the merger.
*	Previously filed.